UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2022

Ultra Clean Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50646	61-1430858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26462 Corporate Avenue
Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 576-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	UCTT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2022, the Board of Directors (the “Board”) of Ultra Clean Holdings, Inc. (the “Company”) appointed Brian E. Harding as the Company’s Chief Accounting Officer, effective June 24, 2022.

Prior to joining the Company, Mr. Harding, 41, served as Vice President and Corporate Controller at The Greenbrier Companies from March 2020 to June 2022, and as Vice President, Corporate Controller and Principal Accounting Officer from May 2016 to March 2020 and as Director of Finance and Accounting from May 2014 to May 2016 at FLIR Systems, Inc. (now part of Teledyne Technologies). He previously served in various roles at KPMG from October 2003 to May 2014. Mr. Harding holds a Bachelor of Arts in Business Administration with concentrations in Accounting and Finance from Pacific University and is a Certified Public Accountant.

Mr. Harding’s salary will be $375,000 per year. Mr. Harding is also eligible to participate in the Company’s management bonus plan, which includes an initial target payout of 60% of his base salary on an annualized basis after one full quarter of employment. Mr. Harding will also receive an award of restricted stock units of the Company valued at $800,000, which will vest over three years in three equal annual installments on each anniversary of the grant date and shall otherwise be subject to the terms and conditions set forth in the Company’s standard form of restricted stock unit agreement and stock incentive plan. Mr. Harding will also receive a sign-on bonus of $150,000, subject to Mr. Harding remaining with the Company for 12 months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ultra Clean Holdings, Inc.

Date:	June 27,2022	By:	/s/ Paul Y. Cho
Name: Paul Y. Cho Title: General Counsel and Corporate Secretary